UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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METROPCS COMMUNICATIONS, INC.
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On March 1, 2013, MetroPCS Communications, Inc. announces that it has moved the Special Meeting of MetroPCS stockholders to vote on matters relating to the proposed combination of MetroPCS with T-Mobile USA, Inc. to April 12, 2013 at 8:00 a.m. Central Time.

Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Moves Special Meeting of Stockholders to April 12, 2013

Establishes Record Date of March 11, 2013

Recommends Stockholders Vote 'For' Proposed Combination with T-Mobile

Richardson, TX (March 1, 2013) - MetroPCS Communications, Inc. (NYSE: PCS; “MetroPCS”) today announced that it has moved the Special Meeting of MetroPCS stockholders to vote on matters relating to the proposed combination of MetroPCS with T-Mobile USA, Inc. (“T-Mobile”) to April 12, 2013 at 8:00 a.m. Central Time. MetroPCS stockholders of record at the close of business on March 11, 2013 are entitled to vote at the Special Meeting. The date of the Special Meeting was changed to correct an administrative error. MetroPCS now expects the proposed combination with T-Mobile to be completed shortly following the meeting of stockholders.

The Company believes that the new Special Meeting date will provide additional time for MetroPCS stockholders to review the Company's full year financial results on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2013, and to consider the compelling benefits of the proposed combination with T-Mobile to create the leading value carrier in the United States.

MetroPCS intends to submit an amended proxy statement to the SEC in connection with the April 12, 2013 Special Meeting.

The MetroPCS board unanimously recommends that stockholders vote their shares FOR all of the proposals relating to the proposed combination with T-Mobile by returning the GREEN proxy card they will receive in due course with a "FOR" vote for all proposals.  The failure to vote or an abstention has the same effect as a vote against the proposed combination.  If stockholders vote against the proposed combination, there is no assurance that MetroPCS will be able to deliver the same or better stockholder value.

The Company urges stockholders to discard any white proxy cards, which were sent by a dissident stockholder. If a stockholder previously submitted a white proxy card, the Company urges them to cast their vote as instructed in the GREEN proxy card, which will revoke any earlier dated proxy card that was submitted, including any white proxy card.

Stockholders who have questions or need assistance voting their shares should contact the Company's proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or call collect at (212) 929-5500.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of December 31, 2012, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Additional Information and Where to Find It

This document relates to a proposed transaction between MetroPCS and Deutsche Telekom. In connection with the proposed transaction, MetroPCS will file with the Securities and Exchange Commission (the “SEC”) an amended definitive proxy statement. Security holders are urged to read carefully the amended definitive proxy statement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents, when filed, will be available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.

Participants in the Solicitation

MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about MetroPCS' directors and executive officers is available in MetroPCS' annual report on Form 10-K, filed with the SEC on March 1, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the definitive proxy statement carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, and statements about our beliefs, opinions, projections, strategies, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. Forward looking statements include statements regarding the prospects and value creation capability of the combined company and any statements made regarding our strategy, prospects or future performance.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the proposed transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' 2012 Annual Report on Form 10-K, filed March 1, 2013 and other filings with the SEC available at the SEC's website (www.sec.gov). The results for any prior period may not be indicative of results for any future period.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.